UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 6, 2010

YTB International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2010, the Board of Directors (the “Board”) of YTB International, Inc. (the “Company”) adopted a resolution to (i) terminate the existing employment agreement dated effective January 1, 2008 between the Company and J. Lloyd Tomer, former Chairman of the Board and (ii) enter into a Master Distributor Letter of Understanding (the “Letter”) between the Company and J. Lloyd Tomer.  Upon approval by the Board, the Letter was retroactive to compensation earned as of February 1, 2010.

Under the Letter, he will earn commissions and overrides generated by the Director 5 position occupied by a former sales director in lieu of his current salary subject to certain salary reduction limitations.  In addition, Mr. J. L. Tomer will receive a monthly marketing stipend as well as reimbursement for business related expenses as defined in the Plan.

Also, on April 6, 2010, the Board adopted a resolution to modify paragraph 3.3 of the existing employment agreement dated effective January 1, 2008 between the Company and J. Scott Tomer, Chairman of the Board (the “Modification”).  Upon approval by the Board, the Modification was retroactive to compensation earned as of February 1, 2010.

Under the Modification, J. Scott Tomer will earn commissions and overrides generated by the Director 4 position occupied by a former sales director in lieu of earning commissions and overrides generated by Representative position #2.  All other terms and conditions of his existing employment agreement remain unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

10.1	Master Distributor Letter of Understanding adopted April 6, 2010 to be filed with the Registrant’s next Quarterly Report on Form 10-Q.
10.2	Compensation Modification adopted April 6, 2010 to be filed with the Registrant’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: April 12, 2010	By:	/s/ Robert M. Van Patten
Name: Robert M. Van Patten
Title: Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Master Distributor Letter of Understanding adopted April 6, 2010 to be filed with the Registrant’s next Quarterly Report on Form 10-Q.

10.2	Compensation Modification adopted April 6, 2010 to be filed with the Registrant’s next Quarterly Report on Form 10-Q.